Exhibit 99.1

Insmed Announces Closing of Public Offering

BRIDGEWATER, NJ, January 26, 2018 — Insmed Incorporated (Nasdaq: INSM) announced the closing today of its previously announced public offering of its 1.75% convertible senior notes due 2025.  Insmed issued and sold in the public offering $450 million aggregate principal amount of its 1.75% convertible senior notes due 2025, including $50 million aggregate principal amount of the notes pursuant to the exercise on January 24, 2018 of the underwriters’ option to purchase additional notes, solely to cover over-allotments. The net proceeds to Insmed from the offering were approximately $435.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Insmed.

The notes will pay interest semiannually in arrears on January 15 and July 15 of each year at the rate of 1.75% per year, beginning on July 15, 2018.  The notes will mature on January 15, 2025, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.  Prior to January 15, 2022, Insmed will not have the right to redeem the notes. Subject to certain conditions, on or after January 15, 2022, Insmed may redeem for cash all or a part of the notes.  Prior to October 15, 2024, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and thereafter, will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.  Upon conversion, holders of the notes will receive shares of Insmed common stock, cash or a combination thereof, at Insmed’s election.  The conversion rate for the notes will initially be 25.5384 shares of Insmed common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $39.16 per share, and is subject to adjustment under the terms of the notes. This represents a premium of approximately 35% over the last reported sale price of $29.00 per share of Insmed common stock on the Nasdaq Global Select Market on January 23, 2018.

Insmed intends to use the net proceeds from the offering to fund ongoing and future clinical development of amikacin liposome inhalation suspension (ALIS) for patients with nontuberculous mycobacteria (NTM) lung disease caused by Mycobacterium avium complex (MAC) and its efforts to obtain potential regulatory approvals for and, if approved, commercialize, ALIS in its approved indication, including for the build-out of the Company’s commercial organization to support global expansion activities for ALIS, including the potential launch of ALIS in the U.S. in 2018; invest in the build-up of third-party manufacturing capacity and preparation of commercial inventory, which includes capital and long term investments; invest in research and development (primarily associated with the ongoing clinical studies for ALIS and ongoing phase 2 program for INS 1007, along with advancement of other pipeline programs, including INS 1009); and fund working capital, potential debt repayment, capital expenditures, general research and development; and for other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates, technology or businesses.

Goldman Sachs & Co. LLC, Morgan Stanley and Leerink Partners acted as joint book-running managers for the offering.  Stifel acted as lead manager for the offering.

A shelf registration statement on Form S-3, as amended by Post-Effective Amendment No. 1, relating to the public offering of the convertible senior notes described above has been filed with the Securities and Exchange Commission (SEC) and became automatically effective upon filing.  A final prospectus supplement relating to and describing the terms of the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from (1) Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, by facsimile at 212-902-9316 or by email at prospectus-ny@ny.email.gs.com, (2) Morgan Stanley & Co. LLC at Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or (3) Leerink Partners LLC, c/o Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525 extension 6132 or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Insmed

Insmed Incorporated is a global biopharmaceutical company focused on the unmet needs of patients with rare diseases. The Company’s lead product candidate is ALIS for adult patients with treatment refractory NTM lung disease caused by MAC, which is a rare and often chronic infection that is capable of causing irreversible lung damage and can be fatal.  Insmed’s earlier-stage clinical pipeline includes INS1007, a novel oral reversible inhibitor of dipeptidyl peptidase 1 with therapeutic potential in non-cystic fibrosis bronchiectasis, and INS1009, an inhaled nanoparticle formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension.

Forward-looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: risks that the full six-month data from the CONVERT study or subsequent data from the remainder of the study’s treatment and off-treatment phases will not be consistent with the top-line six-month results of the study; uncertainties in the research and development of the Company’s existing product candidates, including due to delays in data readouts, such as the full data from the CONVERT study, patient enrollment and retention or failure of the Company’s preclinical studies or clinical trials to satisfy pre-established endpoints, including secondary endpoints in the CONVERT study and endpoints in the CONVERT extension study (the 312 study); risks that subsequent data from the 312 study will not be consistent with the interim results; failure to obtain, or delays in obtaining, regulatory approval from the U.S. Food and Drug Administration, Japan’s Ministry of Health, Labour and Welfare, Japan’s Pharmaceuticals and Medical Devices Agency, the European Medicines Agency, and other regulatory authorities for the Company’s product candidates or their delivery devices, such as the eFlow Nebulizer System, including due to insufficient clinical data, selection of endpoints that are not satisfactory to regulators, complexity in the review process for combination products or inadequate or delayed data from a human factors study required for U.S. regulatory approval; failure to maintain regulatory approval for the Company’s product candidates, if received, due to a failure to satisfy post-approval regulatory requirements, such as the submission of sufficient data from confirmatory clinical studies; safety and efficacy concerns related to the Company’s product candidates; lack of experience in conducting and managing preclinical development activities and clinical trials necessary for regulatory approval, including the regulatory filing and review process; failure to comply with extensive post-approval regulatory requirements or imposition of significant post-approval restrictions on the Company’s product candidates by regulators; uncertainties in the rate and degree of market acceptance of product candidates, if approved; inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of the Company’s product candidates, if approved; inaccuracies in the Company’s estimates of the size of the potential markets for the Company’s product candidates or limitations by regulators on the proposed treatment population for the Company’s product candidates; failure of third parties on which the Company is dependent to conduct the Company’s clinical trials, to manufacture sufficient quantities of the Company’s product candidates for clinical or commercial needs, including the Company’s raw materials suppliers, or to comply with the Company’s agreements or laws and regulations that impact the Company’s business; inaccurate estimates regarding the Company’s future capital requirements, including those necessary to fund the Company’s ongoing clinical development, regulatory and commercialization efforts as well as milestone payments or royalties owed to third parties; failure to develop, or to license for development, additional product candidates, including a failure to attract experienced third-party collaborators; uncertainties in the timing, scope and rate of reimbursement for the Company’s product candidates; changes in laws and regulations applicable to the Company’s business and failure to comply with such laws and regulations; inability to repay the Company’s existing indebtedness or to obtain additional capital when needed on desirable terms or at all; failure to obtain, protect and enforce the Company’s patents and other intellectual property and costs associated with litigation or other proceedings related to such matters; restrictions imposed on the Company by license agreements that are critical for the Company’s product development, including the Company’s license agreements with PARI Pharma GmbH and AstraZeneca AB, and failure to comply with the Company’s obligations under such agreements; competitive developments affecting the Company’s product candidates and potential exclusivity related thereto; the cost and potential reputational damage resulting from litigation to which the Company is a party, including, without limitation, the class action lawsuit pending against the Company; loss of key personnel; lack of experience operating internationally; and risks that the net proceeds from our offerings of our securities are not spent as currently intended or in ways that enhance the value of your investment.

We may not actually achieve the results, plans, intentions or expectations indicated by our forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017 and any subsequent filings with the Securities and Exchange Commission, including the registration statement and prospectus supplement related to the offering.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. You should read this press release with the understanding that our actual future results may be materially different from those expressed in forward-looking statements.

Investor Contact:

Blaine Davis
Vice President, Head of Investor Relations
Insmed Incorporated
(908) 947-2841
blaine.davis@insmed.com